                                  SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           REPTRON ELECTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)Title of each class of securities to which transaction applies:
  (2)Aggregate number of securities to which transaction applies:
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
  (4)Proposed maximum aggregate value of transaction:
  (5)Total fee paid:

[_] Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)Amount Previously Paid:
  (2)Form, Schedule or Registration Statement No.:
  (3)Filing Party:
  (4)Date Filed:

[LOGO OF REPTRON]
--------------------------------------------------------------------------------
                14401 McCormick Drive . Tampa, Florida 33626-3046 . 813.854.2351

                                                                  April 13, 2001

Dear Shareholder:

I am pleased to invite you to the Annual Meeting of Shareholders to be held on May 15, 2001, at Reptron's headquarters located at 14401 McCormick Drive, Tampa, Florida 33626. The meeting will begin at 9:00 a.m., local time. As we have done in the past, in addition to considering the matters described in the accompanying proxy statement, we will review major developments since our last shareholders' meeting.

We hope that you will attend the meeting in person, but even if you are planning to come, we strongly encourage you to designate the proxies named on the enclosed card to vote your shares. This will ensure that your shares will be represented at the meeting. The accompanying proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

                                          Sincerely,

                                          /s/ Michael L. Musto

                                          Michael L. Musto
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

REPTRON ELECTRONICS, INC.
Notice of Annual Meeting of Shareholders
To Be Held May 15, 2001

On Tuesday, May 15, 2001, Reptron Electronics, Inc. will hold its 2001 Annual Meeting of Shareholders at Reptron's headquarters located at 14401 McCormick Drive, Tampa, Florida 33626. The meeting will begin at 9:00 a.m., local time.

We are holding this meeting to:

  1. Elect two Class II directors to hold office for three year terms expiring in 2004 and one Class I director to hold office for a one year term expiring in 2002; and

  2. Adopt a 2002 Incentive Stock Option Plan with 1,000,000 shares available for issuance pursuant to the plan.

  3. Amend Reptron's Non-Employee Director Stock Option Plan to increase the number of shares available for issuance pursuant to the plan from 350,000 shares to 450,000 shares, and to extend the duration of the plan to December 31, 2011.

  4. Attend to other business properly presented at the meeting.

Your Board of Directors has selected April 2, 2001 as the record date for determining shareholders entitled to vote at the meeting.

This proxy statement, proxy card and Reptron's 2000 Annual Report to Shareholders are being mailed on or about April 13, 2001.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Leigh A. Lane

                                     Leigh A. Lane
                                     Secretary

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS.....................................................   1
PROPOSALS YOU MAY VOTE ON.................................................   3
  Proposal 1. Election of Directors.......................................   3
  Proposal 2. Adoption of the Reptron Electronics, Inc. 2002 Incentive
   Stock Option Plan......................................................   5
  Proposal 3. Amendment to the Non-Employee Director Stock Option Plan....   7

STOCK OWNERSHIP...........................................................  10
  Section 16(a) Beneficial Ownership Reporting Compliance.................  12

DIRECTORS AND EXECUTIVE OFFICERS..........................................  13

EXECUTIVE COMPENSATION....................................................  16
  Summary Compensation Table..............................................  16
  Option Grants During Fiscal Year 2000...................................  17
  Option Exercises During Fiscal Year 2000 and Fiscal Year End Option
   Values.................................................................  17
  10-Year Option Repricings...............................................  18
  Compensation Committee Interlocks and Insider Participation.............  18
  Compensation Committee Report on Executive Compensation.................  18

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................  20

REPTRON STOCK PRICE PERFORMANCE GRAPH.....................................  21

SHAREHOLDER PROPOSALS.....................................................  23

INDEPENDENT AUDITORS......................................................  23

AUDIT COMMITTEE REPORT....................................................  24
  Audit Fees..............................................................  25
  Financial Information Systems Design And Implementation Fees............  25
  All Other Fees..........................................................  25

OTHER MATTERS.............................................................  25

                             QUESTIONS AND ANSWERS

--------------------------------------------------------------------------------
Q: Why did you send me this proxy statement?

A: We sent you this proxy statement and the enclosed proxy card because
   Reptron's Board of Directors is soliciting your proxy to vote your shares at Reptron's 2001 Annual Meeting of Shareholders. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and which is designed to assist you in voting.

--------------------------------------------------------------------------------
Q: What may I vote on?

A:(1) The election of two Class II directors to hold office for three year terms expiring in 2004 and one Class I director to hold office for a one year term expiring in 2002; and

(2) The adoption of a 2002 Incentive Stock Option Plan with 1,000,000 shares available for issuance pursuant to the plan;

(3) An amendment to Reptron's Non-Employee Director Stock Option Plan to increase the number of shares available for issuance pursuant to the plan from 350,000 shares to 450,000 shares, and to extend the duration of the plan to December 31, 2011; and

(4) Any other business properly presented at the Annual Meeting

--------------------------------------------------------------------------------
Q: How does Reptron's Board of Directors recommend I vote on the proposals?

A: Reptron's Board of Directors recommends a vote FOR each of the proposals.

--------------------------------------------------------------------------------
Q: Who is entitled to vote?

A: Only those Shareholders who owned Reptron common stock at the close of business on April 2, 2001 (the "Record Date") are entitled to vote at the Annual Meeting.

--------------------------------------------------------------------------------
Q: How do I vote?

A: You may vote your shares either in person or by proxy. Whether you plan to attend the meeting and vote in person or not, we urge you to complete the enclosed proxy card and return it promptly in the enclosed envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the proposals. You have the right to revoke your proxy at any time before the meeting by:

   . notifying Reptron's Corporate Secretary in writing;

   . voting in person; or

   . returning a later-dated proxy card.

--------------------------------------------------------------------------------
Q: How many shares can vote?

A: As of the Record Date 6,371,757 shares of Reptron's common stock were issued and outstanding. Every Reptron shareholder is entitled to one vote for each share of common stock held on the Record Date.

--------------------------------------------------------------------------------
Q: What is a "quorum"?

A: A "quorum" is a majority of the outstanding shares of Reptron's common stock. The shares may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

--------------------------------------------------------------------------------
Q: How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the Annual
   Meeting other than the proposals described in this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Michael Branca, Reptron's Chief Financial Officer, and Michael L. Musto, Reptron's Chairman of the Board and Chief Executive Officer, or either of them, to vote on such matters at their discretion.

--------------------------------------------------------------------------------
Q: When are the shareholder proposals for the next Annual Meeting of Shareholders due?

A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing, no later than December 17, 2001 to Leigh A. Lane, Corporate Secretary, Reptron Electronics, Inc., 14401 McCormick Drive, Tampa, Florida 33626.

--------------------------------------------------------------------------------
Q: Who will pay for this proxy solicitation?

A: Reptron will pay all the costs of soliciting these proxies. In addition to mailing proxy solicitation materials, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders.

                           PROPOSALS YOU MAY VOTE ON

Proposal 1. Election of Directors
--------------------------------------------------------------------------------

   Reptron's Board of Directors is divided into three classes serving staggered three-year terms. The current terms of the three classes of directors expire in 2001 (Class II directors), 2002 (Class I directors) and 2003 (Class III directors). At the Annual Meeting, you and the other shareholders will elect two individuals to serve as directors until the 2004 Annual Meeting of Shareholders and one individual to serve until the 2002 Annual Meeting. The Board of Directors has nominated William L. Elson and Paul J. Plante to stand for election at the Annual Meeting for Class II director seats and John J. Mitcham to stand for election for a Class I director seat. Detailed information on each nominee and other members of our Board of Directors is provided on pages 13 through 15.

   The individuals named as proxies will vote the enclosed proxy for the election of Mr. Elson, Mr. Plante and Mr. Mitcham unless you direct them to withhold your votes. If either nominee becomes unable or unwilling to stand for election, the Board may reduce its size or designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.

Information Regarding the Board of Directors and Committees
--------------------------------------------------------------------------------

   The full Board of Directors considers all major decisions concerning Reptron. However, the Board has established the following three standing committees in order that certain important areas can be addressed in more depth than may be possible in a full Board meeting:

 .  Compensation Committee. The Compensation Committee reviews and approves
   Reptron's compensation plans covering the chief executive officer; reviews the compensation of the other executive officers; reviews the competitiveness of Reptron's total compensation practices; determines the annual base salary and incentive awards to be paid to the chief executive officer and reviews the annual base salary and incentive awards to be paid to the other executive officers. The members of the Compensation Committee are William L. Elson and John J. Mitcham. The Compensation Committee held no meetings in 2000.

 . Audit Committee. The Audit Committee reviews and recommends to the directors the appointment of the independent auditors to be selected to audit the financial statements of Reptron; reviews the engagement proposal of the independent auditors and provides its recommendations with respect to such proposal to the Chief Financial Officer of Reptron; inquires as to the independence of the auditors, and obtains at least annually the auditors written statement describing their independent status; meets with the independent auditors and Reptron's Chief Financial Officer to review the scope of the proposed audit for the current year, and at the conclusion of such audit reviews the audit, including any comments or recommendations of the independent auditors; meets with Reptron's Chief Financial Officer, legal counsel and the independent auditors in review of Reptron's quarterly financial statements prior to the release of Reptron's earnings; reviews Reptron's 10-Q's and 10-K and provides Reptron's Chief Financial Officer with their comments, if any, prior to the filing of such documents; provides sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present; submits the minutes of all meetings to, or discusses the matters reviewed at each meeting with, the board of directors; investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Committee. Reptron's Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix A to this proxy statement. The members of the Audit Committee are currently Vincent Addonisio, William L. Elson and John J. Mitcham. Messrs. Addonisio and Mitcham are independent as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Mr. Elson is not independent as defined in Rule 4200(a)(15) of the National
   Association of Securities Dealers listing standards because of his relationship to Reptron. See the section entitled "Compensation Committee Interlocks and Insider Participation" below. Under this Rule, a single non-independent member of a three member audit committee would be accepted provided he or she is not a current employee or officer of the Company nor an immediate family member of any such persons, and the Board of Directors believes it in the best interest of the Company and its shareholders to have the non-independent director serve on the audit committee. The Board of Directors has approved Mr. Elson a non-independent member of the Audit Committee under this current NASDAQ view of the Rule because the Board believes it is in the best interests of the Company and its shareholders that Mr. Elson continue his participation as an audit committee member due to his education and professional background and experience with, and his knowledge of, Reptron. The Audit Committee held five meetings in 2000.

 . Stock Option Committee. The Stock Option Committee is responsible for selecting the recipients of options to purchase shares of Reptron's common stock, determining the terms and conditions and number of shares of common stock subject to each option and making any other determinations necessary or advisable for the administration of Reptron's Incentive Stock Option Plan and Non-Employee Director Stock Option Plan. The members of the Stock Option Committee are Michael L. Musto and Leigh A. Lane. The Stock Option Committee held two meetings in 2000.

   Reptron does not have a nominating committee. This function is performed by the Board of Directors. The Board of Directors met three times during 2000. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

Compensation of Directors
-------------------------------------------------------------------------------

   Directors who are not employees of Reptron are paid $6,000 annually plus $1,000 for each Board meeting attended, and $1,000 for each committee meeting attended if such meeting occurs on a day other than a scheduled meeting of the Board of Directors. In addition, Reptron reserved 350,000 shares (450,000 shares if Proposal 3 is approved) of Reptron's common stock for future issuance upon the exercise of stock options that may be granted to its non-employee directors. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. No director who is an employee of Reptron receives separate compensation for services rendered as a director.

Vote Required; Recommendation
--------------------------------------------------------------------------------

   The two nominees for election as Class II directors and one nominee for Class I director will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the two nominees for Class II director and one nominee for Class I director who receive the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of a director will not be voted with respect to the director indicated, although it will be counted for purposes of determining whether there is a quorum. Your Board of Directors unanimously recommends a vote FOR each of the nominees for election as a director.

Proposal 2. Adoption of the Reptron Electronics, Inc. 2002 Incentive Stock Option Plan.
--------------------------------------------------------------------------------

   At the Annual Meeting, you are being asked to approve the adoption of the Reptron Electronics, Inc. 2002 Incentive Stock Option Plan (the "Reptron 2002 Plan"). If the proposed Reptron 2002 Plan is not approved by the Reptron shareholders, the Reptron 2002 Plan will not go into effect.

Summary of Reptron 2002 Plan
--------------------------------------------------------------------------------

   The following summary of the Reptron 2002 Plan is qualified in its entirety by the terms of the Reptron 2002 Plan, which is attached to this proxy as Appendix B.

   General. Awards granted under the Reptron 2002 Plan will consist of options to purchase a specified number of shares of Reptron's common stock at a stated price per share ("Options"). Options granted under the Reptron 2002 Plan will be intended to qualify as "incentive stock options" pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, the exercise price per share of an Option may not be less than the mean between the high and low sales prices of a share on The Nasdaq National Market ("Nasdaq") on the date the Option is granted. Although the Board of Directors may amend the Reptron 2002 Plan at any time, the Board may condition any amendment on the approval of the shareholders if such approval is necessary or advisable with respect to tax, securities or other applicable laws to which Reptron, the Reptron 2002 Plan, option holders or employees are subject. Upon exercise of any Option, payment for shares of common stock as to which the Option is exercised shall be made in cash, by check, or wholly or partially in the form of shares of common stock having a fair market value equal to the exercise price. The aggregate fair market value, determined as of the date(s) of grant, of the shares subject to incentive stock Options granted to an employee under all of Reptron's plans and any of Reptron's subsidiaries and that become exercisable for the first time during any calendar year shall not exceed $100,000.

   Administration. The Reptron 2002 Plan will be administered by the Stock Option Committee. If the Board does not appoint a committee, the Board will serve as the Stock Option Committee. The Stock Option Committee selects the recipients of Options, determines the terms and conditions and number of shares of common stock subject to each Option, and makes any other determinations necessary or advisable for the administration of the Reptron ISO Plan.

   Shares Subject to the Reptron ISO Plan. Upon shareholder approval, the Reptron 2002 Plan will provide that the total number of shares of common stock that may be purchased pursuant to Options shall not exceed 1,000,000 shares representing approximately 15% of the currently outstanding shares. If approved, the Reptron 2002 Plan will become effective on January 1, 2002 and will continue until December 31, 2011, subject to the continued availability of shares for the granting of Options under the Reptron 2002 Plan. The shares subject to Options which expire unexercised or are terminated shall again become available for the granting of Options under the Reptron 2002 Plan. In the event of changes in the number or kind of outstanding shares or certain other events, an appropriate adjustment will be made with respect to existing and future awards.


   Grants. The Stock Option Committee will be authorized to grant in its discretion an Option under the Reptron 2002 Plan to any of Reptron's employees. An Option becomes vested and exercisable in accordance with the schedule specified by the committee at the time of grant. The duration of an Option will be 10 years from the date of grant, or such shorter period as may be determined by the Committee at the time of grant, or as may result from the death, disability, retirement or termination of the employment of the employee to whom the Option is granted. An Option expires in accordance with the terms specified by the Committee on the date of grant.

   Change of Control. If a change of control occurs, the Board of Directors may vote to immediately terminate all Options outstanding under the Reptron 2002 Plan as of the date of the change of control, or may vote to accelerate the expiration of such Options to the 10th day after the effective date of the change of control. If the Board votes to immediately terminate an Option, Reptron shall make a cash payment to the recipient equal to the difference between the Option exercise price and the fair market value of the shares of common stock that would have been subject to the terminated Option on the date of the change of control. If at any time following a change of control an Option holder's employment is terminated by Reptron for a reason other than cause, all unexercised Options that: (1) are held by the recipient on the date of such termination; (2) have neither been terminated by the Board nor expired;
(3) are not vested as of the date of termination;

and (4) with respect to which the Stock Option Committee does not provide otherwise, shall become fully vested and shall expire on the earlier of the 90th day after the date the Option holder's employment terminates or the 10th anniversary of the date the Option was granted.

   Transferability. All Options granted under the Reptron 2002 Plan will be nontransferable and nonassignable except by will or by the laws of descent and distribution.

   Federal Income Tax Consequences. An Option granted pursuant to the Reptron 2002 Plan results in no taxable income to the Option recipient or deduction to Reptron at the time it is granted or exercised, although the excess, if any, of the fair market value of the exercised shares on the date of exercise over the aggregate exercise price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Option recipient to alternative minimum tax in the year of exercise. If the Option recipient retains the stock received as a result of the exercise of an Option for at least two years from the date of the grant and one year from the date of exercise, then any gain on the sale of such stock will be treated as capital gain. If the shares are disposed of during this period, the Option recipient realizes taxable ordinary income equal to the lesser of (1) the gain realized by the Option recipient upon such disposition or (2) the difference between the exercise price and the fair market value of the shares on the date of exercise. Reptron receives a tax deduction only if the shares are disposed of during such period. The deduction is equal to the amount of taxable income to the Option recipient.

Vote Required; Recommendation
--------------------------------------------------------------------------------

   The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required for approval. Neither abstentions nor broker non-votes are counted in determining whether this proposal has been approved. Your Board believes that the proposed Reptron 2002 Plan is necessary in order to continue to provide incentives to existing and future officers and employees of Reptron. The current Incentive Stock Option Plan expires on November 15, 2003 and the Board has unanimously approved, and recommends to you, the adoption of the Reptron 2002 Plan.

Proposal 3. Amendment to the Non-Employee Director Stock Option Plan
--------------------------------------------------------------------------------

   At the Annual Meeting, you are being asked to approve an amendment to the Reptron Electronics, Inc. Non-Employee Director Stock Option Plan (the "Reptron Director Plan") to provide for an increase of the number of shares of common stock currently authorized for issuance under the Reptron Director Plan from 350,000 shares to 450,000 shares and to extend the duration of the Reptron Director Plan until December 31, 2011. As of March 1, 2001, options to purchase a total of 80,000 shares of common stock have been granted under the Reptron Director Plan.

   If the proposed amendment to the Reptron Director Plan is not approved by the Reptron shareholders, the Reptron Director Plan will remain in full force and effect, without the amendment.

Summary of Reptron Director Plan
--------------------------------------------------------------------------------

   The following summary of the Reptron Director Plan is qualified in its entirety by the terms of the Reptron Director Plan, which is attached hereto as Appendix C, with the proposed amendment underlined.

   General. Awards granted under the Reptron Director Plan consist of Director Options to purchase a specified number of shares of Reptron common stock at a stated price per share ("Director Options"). Director Options granted under the Reptron Director Plan are not intended to qualify as "incentive stock options" pursuant to Section 422 of the Code. Generally, the exercise price per share of a Director Option shall be designated by the Stock Option Committee on the date the Director Option is granted. Although the Board of Directors may amend the Reptron Director Plan at any time without the approval of the Reptron shareholders, no amendment will be effective that: (1) materially increases the benefits accruing to participants under the Reptron Director Plan; (2) increases the aggregate number of shares of common stock that may be delivered upon the exercise of Director Options; (3) materially modifies the eligibility requirements for participation in the Reptron Director Plan; or (4) modifies the Reptron Director Plan provisions concerning shareholder approval. Upon exercise of any Director Option, payment for shares of common stock as to which the Director Option is exercised shall be made in cash, by certified check, or wholly or partially in the form of shares of common stock having a fair market value equal to the exercise price.

   Administration. The Reptron Director Plan is administered by the Stock Option Committee. The Stock Option Committee selects the recipients of Director Options, determines the terms and conditions and number of shares of common stock subject to each Director Option, and makes any other determinations necessary or advisable for the administration of the Reptron Director Plan.

   Shares Subject to the Reptron Director Plan. Upon shareholder approval, the Reptron Director Plan will provide that the total number of shares of common stock that may be purchased pursuant to Director Options shall not exceed 450,000 shares representing approximately 7% of the currently outstanding shares. Authority to grant Director Options under the Reptron Director Plan will continue until December 31, 2011, subject to the continued availability of shares for the granting of Director Options under the Reptron Director Plan. The shares subject to Director Options which expire unexercised or are terminated shall again become available for the granting of Director Options under the Reptron Director Plan. In the event of changes in the number or kind of outstanding shares or certain other events, an appropriate adjustment will be made with respect to existing and future awards.

   Grants. The Stock Option Committee is authorized to grant in its discretion a Director Option under the Reptron Director Plan to any non-employee director of Reptron. Unless the Committee provides otherwise at the time of grant, a Director Option becomes vested and exercisable on the earlier of one year from the date of grant or the death of the recipient. The duration of a Director Option is 10 years from the date of grant, or such shorter period as may be determined by the Committee at the time of grant, or as may result from the death or termination of the recipient's services as a director of Reptron. A Director Option expires 90 days following the termination of the recipient's service as a director of Reptron. Upon termination of a director's service by reason of death, an unexercised Director Option shall expire within 12 months of the date of death.

   Change of Control. If a change of control occurs, the Board of Directors may vote to immediately terminate all Director Options outstanding under the Reptron Director Plan as of the date of the change of control, or may vote to accelerate the expiration of the Director Options to the 10th day after the effective date of the change of control. If the Board votes to cash out or accelerate Director Options, then all Director Options outstanding on the date of the change of control shall be immediately 100% vested as of such date. If the Board votes to immediately terminate a Director Option, Reptron shall make a cash payment to the recipient equal to the difference between the Director Option exercise price and the fair market value of the shares of common stock that would have been subject to the terminated Director Option on the date of the change of control.

   Transferability. All Director Options granted under the Reptron Director Plan will be nontransferable and nonassignable except by will or by the laws of descent and distribution.

   Federal Income Tax Consequences. A Director Option granted pursuant to the Reptron Director Plan results in no taxable income to the Director Option recipient or deduction to Reptron at the time it is granted. Upon exercising such a Director Option, the Director Option recipient will realize taxable ordinary income in the amount of the difference between the Director Option exercise price and the then fair market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to Reptron in the year of exercise in an amount equal to the taxable ordinary income realized by the Director Option recipient.

Vote Required; Recommendation
--------------------------------------------------------------------------------

   The affirmative vote of a majority of the shares of common stock present and entitled to vote at the Annual Meeting is required for approval. Neither abstentions nor broker non-votes are counted in determining whether this proposal has been approved. Your Board believes that the proposed increase in the number of shares of common stock available for issuance under the Reptron Director Plan, and the extension of the duration of the Reptron Director Plan is necessary in order to continue to provide incentives to existing and future directors of Reptron. Your Board also believes that the availability of stock options for issuance to directors of acquired companies is important to the success of such acquisitions. Therefore, your Board has unanimously approved, and recommends to you, the adoption of this amendment to the Reptron Director Plan.

                                STOCK OWNERSHIP

   There were a total of 6,376,757 shares of Reptron Common Stock outstanding on March 1, 2001. The following table shows the amount of Reptron common stock beneficially owned (unless otherwise indicated) as of the close of business on March 1, 2001 by: (1) any person who is known by Reptron to be the beneficial owner of more than 5% of the outstanding shares of common stock, (2) Reptron's directors, (3) the executive officers named in the Summary Compensation Table below, and (4) all directors and executive officers of Reptron as a group.

                                                  Shares Beneficially Owned
                                                  -----------------------------
                                                     Number         Percent
                                                  --------------- -------------
Directors and Named Executive Officers
Michael L. Musto (1).............................       2,150,252        33.7%
Paul J. Plante (2)...............................         293,605         4.6%
Patrick J. Flynn (3).............................          90,000         1.4%
Jack Killoren (4)................................          49,800           *
Michael R. Nichols (5)...........................         101,035         1.6%
Leigh A. Lane (6)................................           2,500           *
Vincent Addonisio (7)............................          12,000           *
William L. Elson (8).............................          42,300           *
John J. Mitcham (9)..............................          25,000           *
All directors and executive officers as a group
 (13 persons, including those named above).......       2,821,242        44.2%

Shareholders
Milan Mandaric (10)..............................         590,100         9.3%
 One Oakwood Boulevard, Suite 200
 Hollywood, Florida 33020
Ryback Management Corporation (11)...............         473,684         7.4%
 7711 Carondelet Avenue
 St. Louis, Missouri 63105
Forum Capital Markets LLC (12)...................         468,686         7.3%
 53 Forest Ave., 3rd Floor
 Old Greenwich, CT 06870
Paradigm Capital Management, Inc.(13)............         798,700        12.5%
 Nine Elk Street
 Albany, New York 12207
David A. Weir, Jr. (14)..........................         477,300         7.5%
 414 Loudonville Road
 Loudonville, New York 12211
Dimensional Fund Advisors, Inc. (15).............         455,600         7.1%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401
Avenir Corporation (16)..........................         461,534         7.2%
 1725 K St., NW, Suite 401
 Washington, DC 20006

---------------------
 * Less than 1% of the outstanding common stock.

 (1) The number of shares shown in the table includes (i) 464,848 shares held directly by Mr. Musto; (ii) 280,700 shares issuable to the Michael L. Musto Revocable Living Trust (the "MLM Trust") upon the conversion of the 6% Convertible Subordinated Notes due 2004 (the "Notes"), of which half were purchased by the MLM Trust on January 7, 1999 and half were purchased on August 26, 1999, which are convertible into shares of Reptron common stock at the rate of 35.0877 shares of common stock per $1,000 principal amount of the Notes; (iii) 1,277,704 shares held by MLM Investment Company Limited Partnership ("MLMLP") of which MLM, Inc., a Nevada corporation ("MLM, Inc."), is the managing general partner; Mr. Musto is the president and controlling shareholder of MLM, Inc., and has sole voting and dispositive power over the shares held by MLMLP; and (iv) 127,000 shares held by the Michael L. Musto Revocable Living Trust. Excludes 4,000 shares subject to options that are exercisable by Mr. Musto's mother.
 (2) The number of shares shown in the table includes (i) 52,000 shares held directly by Mr. Plante; (ii) 237,500 shares subject to options that are exercisable within 60 days of March 1, 2001; and (iii) 4,105 shares held in an IRA and issuable to Mr. Plante's spouse upon the conversion of the Notes.
 (3) The number of shares shown in the table includes (i) 40,000 shares held directly by Mr. Flynn; and (ii) 50,000 shares subject to options that are exercisable within 60 days of March 1, 2001.
 (4) The number of shares shown in the table includes (i) 29,800 shares held directly by Mr. Killoren; and (ii) 20,000 shares subject to options that are exercisable within 60 days of March 1, 2001.
 (5) The number of shares shown in the table includes (i) 90,735 shares held directly by Mr. Nichols; (ii) 300 shares held by a Custodian Account; and
     (iii) 10,000 shares subject to options that are exercisable within 60 days of March 1, 2001.
 (6) The number of shares shown in the table includes only shares subject to options that are exercisable within 60 days of March 1, 2001.
 (7) The number of shares shown in the table includes (i) 2,000 shares held directly by Mr. Addoniso, and (ii) 10,000 shares subject to options that are exercisable within 60 days of March 1, 2001.
 (8) The number of shares shown in the table includes (i) 12,300 shares held by the William L. Elson P.C. Profit Sharing Plan; and (ii) 30,000 shares subject to options that are exercisable within 60 days of March 1, 2001.
 (9) The number of shares shown in the table includes (i) 25,000 shares held directly by Mr. Mitcham.
(10) Reptron has reason to believe that Mr. Mandaric beneficially owns 590,100 shares.
(11) The number of shares shown in the table is based upon a Schedule 13G filed with the SEC on February 10, 1999.
(12) The number of shares shown in the table is based upon a Schedule 13G/A filed with the SEC on February 8, 2000.
(13) The number of shares shown in the table is based upon a Schedule 13G filed with the SEC on January 9, 2001.
(14) The number of shares shown in the table is based upon a Schedule 13D filed with the SEC on January 22, 2001.
(15) The number of shares shown in the table is based upon a Schedule 13G filed with the SEC on February 2, 2001.
(16) The number of shares shown in the table is based upon a Schedule 13G/A filed with the SEC on February 15, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance
--------------------------------------------------------------------------------

   Under U.S. securities laws, directors, executive officers and persons holding more than 10% of Reptron's common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and Reptron must identify in this proxy statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the SEC and written representations of its directors and executive officers, Reptron believes that only the following reports were not filed in fiscal 2000:
(1) Ms. Lane failed to timely file one Form 4 reporting two transactions; (2) Mr. Flynn failed to timely file two Form 4's reporting seven transactions; (3) Mr. Mitcham failed to timely file one Form 4 reporting two transactions; (4) Mr. Musto failed to timely file one Form 4 reporting two transactions; (5) Mr. Killoren failed to timely file one Form 4 reporting one transaction and; (6) Mr. Addonisio failed to timely file his Form 3.

                        DIRECTORS AND EXECUTIVE OFFICERS

   Set forth below is certain information, as of March 1, 2001, concerning Reptron's executive officers, continuing directors, and nominees for election as directors.

                                                                          Year
                                                                         First
                                                                        Became a
Name                                       Position(s)              Age Director
----                                       -----------              --- --------
Michael L. Musto(1)........... Chief Executive Officer and Director  59   1973
                               (term expiring in 2002)
Paul J. Plante................ President, Chief Operating Officer    42   1994
                               and Director (director nominee for a
                               term expiring in 2004)
Michael Branca................ Chief Financial Officer               41     --
Patrick J. Flynn.............. President--Reptron Manufacturing      59     --
                               Services Tampa and Gaylord
                               Facilities
Jack Killoren................. Vice President--Passive Component     49     --
                               Marketing
Michael R. Nichols............ Vice President--Sales                 44     --
Keith Steenland............... Vice President--Semiconductor         53     --
                               Marketing
Jack Stawski.................. Vice President and Group Executive--  56     --
                               Reptron Manufacturing Services Tampa
                               and Gaylord Divisions
Bonnie Fena................... President--Reptron Manufacturing      53     --
                               Services Hibbing Facility
Leigh A. Lane(1)(2)........... Corporate Credit Manager, Secretary   36   1994
                               and Director (term expiring in 2003)
Vincent Addonisio(3).......... Director (term expiring in 2003)      46   2000
William L. Elson(4)........... Director (director nominee for a      53   1994
                               term expiring in 2004)
John J. Mitcham(4)............ Director (director nominee for a      60   1998
                               term expiring in 2002)

---------------------
(1) Mr. Musto and Ms. Lane serve on Reptron's Stock Option Committee.
(2) Ms. Lane is the daughter of Mr. Musto.
(3) Mr. Addonisio serves on Reptron's Audit Committee.
(4) Messrs. Elson and Mitcham serve on Reptron's Audit and Compensation Committees.

   Michael L. Musto. Mr. Musto has been Chief Executive Officer and a director of Reptron since its inception in 1973. He was President of Reptron from 1973 to 1999. Prior to 1973, Mr. Musto worked for nine years in electronic components distribution for Northland Electronics and Diplomat Electronics.

   Paul J. Plante. Mr. Plante was appointed President of Reptron in December 1999 and Chief Operating Officer of Reptron in January 1997 and has been a director since 1994. Mr. Plante has been employed by Reptron since 1986, and previously served as its Vice President of Finance, Chief Financial Officer and Treasurer (1987-1997). From 1983-1986, he was Controller of K-Byte Manufacturing, which is now a division of Reptron. Prior to 1983, Mr. Plante worked for a regional accounting firm (1980-83). Mr. Plante is a Certified Public Accountant and is a graduate of Michigan State University, with a Bachelor of Arts degree in accounting. He also has an MBA degree from the University of South Florida.

   Michael Branca. Mr. Branca was appointed Chief Financial Officer in July 1997. Prior to joining Reptron, Mr. Branca served as Vice President of Finance and Business Development at Utility Partners, LC. From 1982 to 1995, Mr. Branca held various financial management positions with IBM Corporation ("IBM"), including Division Controller for IBM's Multimedia Systems Division and Controller for IBM's Enterprise Systems Division. Mr. Branca has a Bachelor of Science degree in Business Management from Cornell University and an MBA in Finance from the University of Scranton.

   Patrick J. Flynn. Mr. Flynn has been employed by Reptron since 1986 as President of Reptron Manufacturing Services. He has over 30 years of experience in the electronics business. He was employed by the KTB Group (an engineering firm) in Detroit from 1966 to 1983. During his employment with the KTB Group, Mr. Flynn served in a number of capacities, including as Executive Vice President and Chief Operating Officer. He purchased K-Byte Manufacturing from the KTB Group in 1983 and was the sole owner of K-Byte Manufacturing prior to its acquisition by Reptron in 1986. Mr. Flynn is a graduate of the University of Detroit with a Bachelor of Science degree in electrical engineering.

   Jack Killoren. Mr. Killoren has served as Reptron's Vice President of Passive Component Marketing since 1998. Prior to joining Reptron, Mr. Killoren was Senior Vice President of Marketing of Sterling Electronics, Inc. (1987-
1998), a distributor of electronic parts. He is a graduate of Southwest Missouri State University with a Bachelor of Science degree in industrial technology and a minor in business administration.

   Michael R. Nichols. Mr. Nichols was promoted to Vice President of Sales in 1990 and is responsible for all sales activity for Reptron Distribution. Prior to his current role, Mr. Nichols held several positions with Reptron, including southeast regional sales manager (1985-1990), sales manager for the Tampa sales office (1982-1985) and field salesperson. Mr. Nichols has been employed by Reptron since 1978. He is a graduate of the University of Florida with a Bachelor of Arts degree in management and marketing.

   Keith Steenland. Mr. Steenland has served as Reptron's Vice President of Semiconductor Marketing since 1998. Prior to joining Reptron, Mr. Steenland was employed by Sterling Electronics, Inc., a distributor of electronic parts, as Vice President of Semiconductor Marketing (1994-1998) and General Manager (1993-1994).

   Jack Stawski. Mr. Stawski has served as a Vice President and Group Executive of Reptron since June, 2000. Prior to joining Reptron, Mr. Stawski was a corporate officer and Vice President of Operations of Fansteel, Inc. from April, 1999 to June, 2000. Mr. Stawski was Vice President of Purchasing for K-Byte Manufacturing from December, 1998 to March, 1999. From June, 1997 to November, 1998 Mr. Stawski was Director of Materials/Operations for Parker Hannifan Aerospace. Prior to joining Parker Hannifan Aerospace, Mr. Stawski was a corporate officer and Vice President of Supply Base Management for Yale International from July, 1995 to June, 1997.

   Bonitta Fena. Ms. Fena has served as President of Reptron Manufacturing Services Hibbing Facility since May 30, 1998. Prior to joining Reptron, Ms. Fena was President of Hibbing Electronics Corporation (1987 to 1998). From 1974 to 1987 Ms. Fena served as Vice President and co-founder of Hibbing Electronics Corporation.

   Leigh A. Lane. Ms. Lane serves as Reptron's secretary and has been a director since 1994. Ms. Lane has served in a number of administrative positions, including Operations Manager (1989-1991) and Corporate Credit Manager (1991-present).

   Vincent Addonisio. Mr. Addonisio has been a director of Reptron since May, 2000. Mr. Addonisio has served as an executive of IMRglobal Corp., a Florida corporation ("IMRglobal"), a provider of end-to-end information technology solutions, since 1998. Mr. Addonisio currently serves as Chief Administrative Officer and Executive Vice President of IMRglobal. He has also served as a director of IMRglobal since 1996. Mr. Addonisio was President of Parker Communications Network, Inc., a privately-held point of sale marketing network company, from 1997 to 1998. From 1993 to 1996, Mr. Addonisio was a director and served in various executive positions with ABR Information Services, Inc., including Executive Vice President, Chief Financial Officer, and Treasurer. Mr. Addonisio is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from the Binghamton University (SUNY) and an MBA from the Georgia Institute of Technology.

   William L. Elson. Mr. Elson has served as Reptron's outside general counsel since 1979 and has been a director since 1994. He has practiced law as a sole practitioner since 1975 and worked for Coopers & Lybrand from 1973 to 1975. Mr. Elson is a Certified Public Accountant and is a graduate of Wayne State University, with a J.D. degree and a Bachelor of Science degree in accounting. Mr. Elson has been of counsel to the law firm of Holland & Knight LLP in Tampa, Florida since July, 2000.

   John J. Mitcham. Mr. Mitcham has served as a director of Reptron since 1998. Mr. Mitcham has been a strategic advisor to the Chief Executive Officer and Board of Directors of Tricord Systems, Inc., ("Tricord"), a technology company, since November, 2000. Prior to his current role, Mr. Mitcham held several positions with Tricord, including Chairman of the Board of Directors (October, 1998 to November, 2000), Co-Chief Executive Officer (May, 1999 to November,
2000) and President and Chief Executive Officer (May, 1995 to April, 1999). From 1989 to 1995, Mr. Mitcham served as President of AT&T Paradyne Corporation, a developer and manufacturer of broad band network access products and technology. Mr. Mitcham holds a Bachelor's degree in business administration from the University of Houston.

                             EXECUTIVE COMPENSATION

   Under rules established by the SEC, Reptron is required to provide certain information concerning total compensation earned or paid to: (1) the Chief Executive Officer of Reptron and (2) the four other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 2000 (the "Named Executive Officers").

Summary Compensation Table
--------------------------------------------------------------------------------

   The following table sets forth certain compensation information for the Named Executive Officers.

                                                       Long-Term
                                                      Compensation
                                       Annual            Awards
                                   Compensation(1)     Securities
Name and Principal       Fiscal ---------------------  underlying      All Other
Position                  Year  Salary($)(2) Bonus($) Options (#)  Compensation($)(3)
------------------       ------ ------------ -------- ------------ ------------------
Michael L. Musto........  2000    $400,000   $    --         --          $ 152
 Chairman of the Board    1999     400,000        --         --            822
 and Chief Executive
 Officer                  1998     400,000        --         --             15

Paul J. Plante..........  2000    $309,000   $60,000         --          $ 602
 President and            1999     300,000        --         --          1,514
 Chief Operating Officer  1998     300,000        --    150,000            915

Patrick J. Flynn........  2000    $250,000   $    --         --          $ 660
 President,               1999     250,000        --         --          1,302
 Reptron Manufacturing
 Services                 1998     250,000        --         --            915
 Tampa & Gaylord
 Facilities

Jack Killoren...........  2000    $220,000   $50,000     10,000          $ 364
 Vice President,          1999     220,000    30,000     10,000            822
 Passive Component        1998     250,000        --     20,000            915
 Marketing

Michael R. Nichols......  2000    $200,000   $80,000         --          $ 152
 Vice President,          1999     200,000    50,000         --            822
 Sales                    1998     200,000    42,000         --             15

---------------------
(1) The aggregate amount of perquisites and other personal benefits, if any, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2) Includes any amount deferred by the executive pursuant to Reptron's 401(k) plan.
(3) Includes annual premiums paid by Reptron for a $10,000 life insurance policy for each of the executive officers. Also includes the amount contributed by Reptron to the account of each Named Executive Officer under Reptron's 401(k) plan.

Option Grants During Fiscal Year 2000
--------------------------------------------------------------------------------

   The following table sets forth information concerning options granted to the Named Executive Officers during 2000.

                                                                                          Potential
                                                                                       Realizable Value
                                                                                          At Assumed
                                                                                            Annual
                                                                                           Rates of
                                                                                         Stock Price
                                                                                       Appreciation For
                                Individual Grants(1)                                    Option Term(2)
-------------------------------------------------------------------------------------- ----------------
                       Number of    Percent of Total
                      Securities    Options Granted  Exercise or
                      Underlying    to Employees in  Base Price  Expiration Expiration
Name                Options Granted   Fiscal Year       ($/Sh)      Date       Date     5%($)   10%($)
----                --------------- ---------------- ----------- ---------- ---------- ------- --------
Michael L. Musto            --             --              --          --       --          --       --
Paul J. Plante              --             --              --          --       --          --       --
Patrick J. Flynn            --             --              --          --       --          --       --
Michael R. Nichols          --             --              --          --       --          --       --
Jack Killoren           10,000            4.6%          $8.00     2/10/10       --     $50,312 $127,499

---------------------
(1) Each of these options was granted pursuant to the Reptron ISO Plan and is subject to the terms of such plan. As long as the optionee maintains continuous employment with Reptron, these options vest over a four year period at a rate of one-fourth of the shares on each anniversary of the date of grant.
(2) Potential gains are net of the exercise price but before taxes associated with the exercise. Amounts represent hypothetical gains that could be achieved for the respective options if they were exercised at the end of the option term. The assumed 5% and 10% rates of stock appreciation are based on appreciation from the exercise price per share. These rates are provided in accordance with the rules of the SEC and do not represent Reptron's estimate or projection of the future price of Reptron's Common Stock. Actual gains, if any, on stock option exercises are dependent on the future financial performance of Reptron, overall stock market conditions and the option holders' continued employment through the vesting period.

Option Exercises During Fiscal Year 2000 and Fiscal Year End Option Values
--------------------------------------------------------------------------------

   The following table sets forth information concerning options exercised by the Named Executive Officers during fiscal year 2000 and the number and value of options held at fiscal year end. Reptron does not have any outstanding stock appreciation rights.

                                              Number of Securities
                                             Underlying Unexercised     Value of Unexercised
                     Shares                        Options at          In-The-Money Options at
                    Acquired                    December 31, 2000      December 31, 2000($)(1)
                       on        Value      ------------------------- -------------------------
Name                Exercise Realized($)(2) Exercisable Unexercisable Exercisable Unexercisable
----                -------- -------------- ----------- ------------- ----------- -------------
Michael L. Musto         --           --           --           --           --           --
Paul J. Plante       50,000     $128,125      187,500      162,500      $35,250      $30,550
Patrick J. Flynn         --           --       37,500       12,500      $ 7,031      $ 2,344
Jack Killoren            --           --       12,500       27,500      $ 9,369      $24,356
Michael R. Nichols   30,000     $210,000           --       10,000           --      $ 1,875

---------------------
(1) The closing price for Reptron's common stock as reported on Nasdaq on December 31, 2000 was $6.1875. Value is calculated on the basis of the difference between the option exercise price and $6.1875 multiplied by the number of shares of Reptron's common stock to which the exercise relates.
(2) Value realized is calculated based on the difference between the option exercise price and the closing market price of Reptron's common stock on the date of exercise multiplied by the number of shares to which the exercise relates.

10-Year Option Repricings
--------------------------------------------------------------------------------

   The following table sets forth information concerning the repricing of stock options held by the Named Executive Officers during the last 10 years.

                                                                             Length Of
                              Number Of                                       Original
                             Securities  Market Price   Exercise            Option Term
                             Underlying  Of Stock At    Price At            Remaining At
                               Options     Time Of      Time Of      New      Date Of
                             Repriced Or Repricing Or Repricing Or Exercise Repricing Or
Name                  Date     Amended    Amendment    Amendment    Price   Amendment(1)
----                -------- ----------- ------------ ------------ -------- ------------
Michael L. Musto          --        --         --            --        --          --

Paul J. Plante      11/02/98    50,000      $4.00        $18.00     $6.00     7 years
                    11/02/98   150,000      $4.00        $11.00     $6.00     8 years

Patrick J. Flynn    11/02/98    10,000      $4.00        $18.00     $6.00     7 years
                    11/02/98    40,000      $4.00        $18.00     $6.00     7 years

Jack Killoren       11/02/98    20,000      $4.00        $12.07     $6.00     8 years

Michael R. Nichols  11/02/98    40,000      $4.00        $18.00     $6.00     7 years

---------------------
(1) The length of original option terms did not change as a result of the repricing. Represents approximate years remaining.

Compensation Committee Interlocks and Insider Participation
--------------------------------------------------------------------------------

   During 2000, the Compensation Committee consisted of Messrs. Elson and Mitcham, both of whom are outside directors. Under rules established by the SEC, Reptron is required to provide a description of certain transactions and relationships between either Compensation Committee member and Reptron. Mr. Elson provides legal services to Reptron and received approximately $173,000 for legal services rendered during 2000.

   Mr. Elson, a Director of Reptron and a member of the Compensation Committee, is also of counsel to the law firm of Holland & Knight LLP which served as counsel to Reptron during the fiscal year ended December 31, 2000.

Compensation Committee Report on Executive Compensation
--------------------------------------------------------------------------------

   The following Report of the Compensation Committee and the performance graph included elsewhere in this Proxy Statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Reptron filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Reptron specifically incorporates this Report or the performance graph by reference in such filings.

Compensation Policy: Reptron's compensation program for executives consists of three key elements:

  .  a base salary
  .  a performance-based annual bonus
  .  periodic grants of stock options

   The Compensation Committee believes that this three-part approach best serves the interests of Reptron and its shareholders because it enables Reptron to meet the requirements of the highly competitive environment in which Reptron operates while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. In determining compensation, consideration is given both to Reptron's overall performance and to individual performance, taking into account the contributions made by the executive toward improving Reptron's performance. Consideration is also given to the executive's position, location and level of responsibility, and the job performance of the executive in planning, providing direction for, and implementing Reptron's strategy. The Compensation Committee's primary objective in establishing compensation programs is to support Reptron's goal of maximizing the value of shareholders' investment in Reptron.

 . Base Salary. Base salaries for Reptron's executive officers, as well as changes in such salaries, are based upon such factors as competitive industry salaries; a subjective assessment of the nature of the position; the contribution and experience of the executive, and the length of the executive's service. The Compensation Committee believes that Reptron's compensation of its executive officers falls within the median of industry compensation levels. Base salaries are based upon qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor.

 . Annual Bonus. Payments to Reptron's executive officers under annual bonus plans are earned through successful completion of stated objectives, which Reptron has determined to be critical elements for successful operations. The Chief Executive Officer and Chief Operating Officer are eligible to receive annual bonus payments based solely on achieving certain levels of profitability.

 . Stock Options. Reptron's long term incentives are in the form of stock option awards. The objective of these awards is to advance Reptron's and its shareholders' longer term interests and complement incentives tied to annual performance. These awards provide rewards to executives upon the creation of incremental shareholder value and attainment of long term earnings goals. Stock options only produce value to executives if the price of Reptron's stock appreciates, thereby directly linking the interests of our executives with those of our shareholders. The executive's right to the stock options vests over a period prescribed by Reptron's Stock Option Committee.

Compensation of Reptron's Chief Executive Officer: Mr. Michael L. Musto's compensation did not change from the compensation paid from 1999. Mr. Musto's 2000 compensation, when initially established, was reviewed by the Compensation Committee applying the principles outlined above in the same manner as they were applied to the other executives of Reptron. In addition, the Compensation Committee reviews the compensation paid to chief executive officers of comparable companies and considers those compensation levels in determining Mr. Musto's compensation.

Internal Revenue Code Limits on Deductibility of Compensation: Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation's chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Reptron expects no adverse tax consequences under
Section 162(m) for 2000.

                                          Submitted by the Compensation
                                           Committee
                                             William L. Elson
                                             John J. Mitcham

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   From time to time, Reptron and its subsidiaries engage in transactions with companies where one of Reptron's executive officers or directors or a member of his or her immediate family has a direct or indirect interest. All of these transactions, including those described below, are in the ordinary course of business and at competitive rates and prices.

   Reptron leases one of its sales offices (located in Detroit, Michigan) from Michael L. Musto, Reptron's Chief Executive Officer. This facility was the headquarters of Reptron prior to the relocation to Tampa in 1986. The building includes office and warehouse space and totals approximately 10,000 square feet. Rent expense on this facility totaled $72,000 in 2000. The lease expires in November 2003. The Reptron Manufacturing division leases a total of 113,000 square feet of manufacturing and administrative offices in Hibbing, Minnesota, which facility is owned in part by four individuals on the senior management team of Reptron Manufacturing. Rent expense on these offices totaled $513,830 in 2000. The lease expires in December 2002.

                     REPTRON STOCK PRICE PERFORMANCE GRAPH

   The following graph is a comparison of the cumulative total returns for Reptron's common stock as compared with the cumulative total return for The Nasdaq Stock Market (U.S.) Index and the average performance of a group consisting of Reptron's peer corporations on a line-of-business basis. For comparison purposes an old industry peer group consisting of Bell Microproducts, Benchmark Electronics, IEC Electronics, Jaco Electronics, Kent Electronics, Nu Horizons Electronics, and Sanmina Corporation has been included in the graph. Sanmina Corporation has been removed from the old peer group because Sanmina Corporation is primarily engaged in the manufacture of printed circuit boards and electronic components rather than the assembly of electronic component devices. The following Corporations have been added to the group: ACT Manufacturing, All American Semiconductor, Pioneer Standard Electronics, and Plexus Corporation. These changes were made to create a new peer group of corporations that is more representative of Reptron's current competitors.The cumulative return of Reptron was computed by dividing the difference between the price of Reptron's common stock at the end and the beginning of the measurement period (December 31, 1995 to December 31, 2000) by the price of Reptron's common stock at the beginning of the measurement period. The total return calculations are based upon an assumed $100 investment on December 31, 1995.

 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG REPTRON ELECTRONICS, INC.,
  THE NASDAQ STOCK MARKET (U.S.) INDEX A NEW PEER GROUP AND AN OLD PEER GROUP

[Graph appears here]

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                       AMONG REPTRON ELECTRONICS, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                    A NEW PEER GROUP AND AN OLD PEER GROUP
                     Reptron             NASDAQ            New Peer    Old Peer
                Electronics, Inc.   Stock Market (U.S.)      Group      Group
                -----------------   -------------------    --------    --------
12/95                100.00              100.00             100.00      100.00
 3/96                108.20              104.68             108.71      111.40
 6/96                115.57              113.21              99.43       99.35
 9/96                116.39              117.26              84.43       99.21
12/96                135.25              123.04              97.04      122.58
 3/97                133.61              116.36              95.77      107.44
 6/97                157.38              137.68             141.22      153.77
 9/97                120.08              160.96             160.10      190.06
12/97                 68.03              150.69             104.40      138.54
 3/98                 75.41              176.36              95.28      134.28
 6/98                 73.36              181.23              84.59      145.53
 9/98                 33.61              163.53              65.50       99.21
12/98                 34.02              212.51              97.06      188.88
 3/99                 23.77              238.33              78.84      182.23
 6/99                 23.36              260.71             106.92      226.98
 9/99                 27.87              267.20             114.06      229.13
12/99                 57.38              394.92             131.58      281.04
 3/00                 71.72              443.23             189.59      385.29
 6/00                 76.64              385.35             224.40      472.81
 9/00                106.56              354.57             264.70      523.78
12/00                 40.58              237.62             125.37      405.09
* $100 INVESTED ON 12/31/95 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                             SHAREHOLDER PROPOSALS

   Shareholders interested in presenting a proposal for consideration at Reptron's Annual Meeting of Shareholders in 2002 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934 and Reptron's bylaws. To be eligible for inclusion, shareholder proposals must be received by Reptron's Corporate Secretary no later than December 17, 2001.

                              INDEPENDENT AUDITORS

   Our consolidated financial statements for the year ended December 31, 2000 have been audited by Grant Thornton LLP, independent auditors. A representative of Grant Thornton LLP will be present at the meeting in order to respond to appropriate questions and to make any other statement deemed appropriate.

   The Board of Directors selects the independent auditors for Reptron each year. The Board of Directors intends to continue the services of Grant Thornton LLP for the fiscal year ending December 31, 2001.

                             AUDIT COMMITTEE REPORT

   Reptron's management is responsible for preparing Reptron's financial statements. Reptron's independent auditors are responsible for auditing the financial statements. The activities of the Audit Committee are in no way designed to supersede or alter these traditional responsibilities. Except to the extent required by the rules of the NASDAQ stock market, membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, Reptron's independent auditors and the internal audit staff have more available time and information than does the Audit Committee. Accordingly, the Audit Committee's role does not provide any special assurances with regard to Reptron's financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

   In this context, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000, with management. The Audit Committee has also discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380). The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standards No. 1, Independence Discussions with Audit Committees), and has discussed with the independent accountants the independent accountants' independence. Based on a review and discussion of the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000 be included in Reptron's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Submitted by the Audit Committee
                                             Vincent Addonisio
                                             William L. Elson
                                             John J. Mitcham

Audit Fees
--------------------------------------------------------------------------------

   The aggregate fees billed by Grant Thornton LLP for professional services rendered in connection with the audit of Reptron's financial statements included in Reptron's Annual Report on Form 10-K for fiscal year 2000, as well as for the review of Reptron's financial statements included in Reptron's Quarterly Reports on Form 10-Q during fiscal year 2000 totaled $120,221.

Financial Information Systems Design And Implementation Fees
--------------------------------------------------------------------------------

   No fees were billed by Grant Thornton LLP for information technology services rendered during fiscal year 2000.

All Other Fees
--------------------------------------------------------------------------------

   The aggregate fees billed by Grant Thornton LLP for non-audit services other than information technology services during fiscal year 2000 was $100,269.

   The Audit Committee considered whether Grant Thornton LLP's provision of non-audit services is compatible with maintaining such firm's independence.

                                 OTHER MATTERS

   As of the date of this proxy statement, Reptron knows of no business that will be presented for consideration at the Annual Meeting of Shareholders other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to Reptron will be voted in accordance with the judgment of the proxy holder.

                                   APPENDIX A

                           REPTRON ELECTRONICS, INC.
                            AUDIT COMMITTEE CHARTER

   1. On or before June 1, 2001, the Audit Committee shall be composed of not less than three directors who are independent of the management of Reptron and are free of any relationship that, under rules or guidelines promulgated by the SEC and NASDAQ are deemed to potentially interfere with or otherwise affect their exercise of independent judgment as a committee member.

   2. The audit committee shall provide assistance to the corporate directors in fulfilling their responsibilities relating to corporate accounting, reporting practices of Reptron, and the quality and integrity of the financial reports of Reptron. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of Reptron.

   3. In carrying out its responsibilities, the Audit Committee will:

   a. Review and recommend to the directors the appointment of the independent auditors to be selected to audit the financial statements of Reptron and its divisions and subsidiaries.

   b. Review the engagement proposal of the independent auditors and provide its recommendations with respect to the same to the Chief Financial Officer of Reptron.

   c. Inquire as to the independence of the auditors, and obtain at least annually the auditors written statement describing those factors considered by the auditors in review of their independent status.

   d. Meet with the independent auditors and Chief Financial Officer of Reptron to review the scope of the proposed audit for the current year, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

   e. Meet with Reptron's Chief Financial Officer, Company counsel and the independent auditors in review of Reptron's quarterly financial statements prior to the release of Reptron's earnings.

   f. Review Reptron's 10-Q's and 10-K and provide Reptron's Chief Financial Officer with their comments, if any, prior to the filing of the same.

   g. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are: (i) the independent auditors' evaluation of Reptron's financial, accounting, and auditing personnel, quality and appropriateness of Reptron's accounting principles, (ii) the status of

      Reptron's internal, financial and accounting controls, and what recommendations, if any, the independent auditors have in improving the same, (iii) identification of any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information, and (iv) a summary of the cooperation that the independent auditors received during the course of the audit.

   h. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters reviewed at each Committee meeting with, the board of directors.

   i. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, as deemed necessary by the Committee.

                                   APPENDIX B

                           REPTRON ELECTRONICS, INC.
                        2002 INCENTIVE STOCK OPTION PLAN

   1. Purpose. The purpose of this Stock Option Plan (the "Plan") is to further the interest of Reptron Electronics, Inc., a Florida corporation (the "Company"), its subsidiaries and its shareholders by providing incentives in the form of stock option grants to key employees who contribute materially to the success and profitability of The Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in The Company, thus enhancing their personal interest in The Company's continued success and progress. This program will also assist The Company and its subsidiaries in attracting and retaining key persons. The options granted under this Plan are intended to be incentive stock options as defined under Section 422 of the Internal Revenue Code of 1986, as amended, and will be taxed under that Section.

   2. Definitions. The following definitions shall apply to this Plan:

   (a) "Agreement" means a written agreement entered into between The Company and a Recipient which sets out the terms and restrictions of the Option granted to the Recipient.

   (b) "Board" means the board of directors of The Company.

   (c) "Cause" shall exist upon any of the following:

        (1) Any intentional misapplication by the Recipient of The Company's funds, intended to result directly or indirectly in significant gain or personal enrichment at the expense of The Company, or any other act of dishonesty committed by the Recipient in connection with The Company's business;

       (2) The Recipient's conviction of a crime involving moral turpitude;

       (3) The Recipient's non-performance or non-observance in any material respect of any requirement with respect to the Recipient's employment; or

       (4) Any other action by the Recipient involving willful and deliberate malfeasance or negligence in the performance of the Recipient's duties.

   (d) "Change of Control" means any replacement of 50 percent or more of the members of the Board which follows, and is directly or indirectly a result of, any one or more of the following:

        (1) a cash tender offer or exchange offer for the Common Stock;

       (2) a solicitation of proxies other than by The Company's management or the Board;

       (3) acquisition of beneficial ownership of shares having 50 percent or more of the total number of votes that may be cast for the election of members of the Board by any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, for the purpose of changing control of The Company; or (iv) any merger, business combination, sale of assets or other extraordinary corporate transaction undertaken for the purpose of changing control of The Company.

   (e) "Code" means the Internal Revenue Code of 1986, as amended.

   (f) "Committee" means the stock option committee appointed by the Board for the purpose of administering the Plan. If the Board does not appoint a stock option committee, "Committee" means the Board.

   (g) "Common Stock" means the Common Stock, par value $.01 per share of the Company or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 12 herein.

   (h) "Company" means Reptron Electronics, Inc.

   (i) "Date of Grant" means the date on which the Option is granted.

   (j) "Dispose Of" means pledge, hypothecate, give, assign, encumber, sell, grant an option with respect to, or otherwise transfer, to any party whether or not such party is a shareholder of the Company.

   (k) "Employee" means any person employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

   (l) "Fair Market Value" means the fair market value of the Common Stock. If the Common Stock is not publicly traded on the date as of which fair market value is being determined, the Board shall determine the fair market value of the Shares, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the date as of which fair market value is being determined, the fair market value is the average of the high and low sale prices of the Common Stock as reported by the National Association of Securities Dealer Automated Quotations ("NASDAQ") on that date or, if the Common Stock is listed on a stock exchange, the average of the high and low sale prices of the Common Stock on that date, as reported in The Wall Street Journal. If trading in the stock or a price quotation does not occur on the date as of which fair market value is being determined, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

   (m) "Incentive Stock Option" means a stock option granted pursuant to either this Plan or any other plan of the Company that satisfies the requirements of Section 422 of the Code and that entitles the Recipient to purchase stock of the Company or in a corporation that at the time of grant of the option was a parent or subsidiary of the Company or a predecessor corporation of any such corporation.

   (n) "Option" means a stock option granted pursuant to the Plan.

   (o) "Option Shareholder" shall mean an Employee who has exercised his or her Option.

   (p) "Option Shares" means Shares issued upon exercise of an Option.

   (q) "Plan" means this Reptron Electronics, Inc. 2002 Incentive Stock Option Plan.

   (r) "Recipient" means an Employee who receives an Option.

   (s) "Share" means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

   (t) "Subsidiary" means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

   3. Administration. The Committee shall administer the Plan. The Committee has the exclusive power to select the Recipients of Options pursuant to the Plan, to establish the terms of the Options granted to each Recipient, and to make all other determinations necessary or advisable. The Committee has the sole discretion to determine whether the performance of an Employee warrants an Option, and to determine the size and type of the Option. The Committee has full and exclusive power to construe and interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it deems necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee also has the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's employment for purposes of the Plan. Any of the Committee's determinations shall be final and binding on all persons. A member of the Committee shall not be liable for performing any act or making any determination in good faith.

   4. Shares Subject to Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be 1,000,000. If an Option should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

   5. Participants.

   (a) Eligible Employees. Each Employee, as the Committee in its sole discretion designates, is eligible to participate in this Plan. The Committee's award of an Option to a participant in any year does not require the Committee to award an Option to that participant in any other year. Furthermore, the Committee may award different Options to different participants and has full discretion to choose whether to grant Options to any eligible participant. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Options, including, without limitation, (i) the financial condition of the Company or its Subsidiaries; (ii) expected profits for the current or future years; (iii) the contributions of a prospective participant to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective participant's other compensation. Participants may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested.

   (b) No Right of Employment. A Recipient's right, if any, to continue to serve the Company and its Subsidiaries as an officer, Employee, or otherwise will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Company or any Subsidiary, as the case may be, to terminate at any time the employment or affiliation of any participant.

   6. Option Requirements. Each Option granted to an Employee under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to an Employee will satisfy the following requirements:

   (a) Written Agreement. Each Option granted to an Employee will be evidenced by an Agreement. The terms of the Agreement need not be identical for different participants. The Agreement shall include a description of the substance of each of the requirements in this Section with respect to that particular Option.

   (b) Number of Shares. Each Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

   (c) Exercise Price. Except as provided in Section 6(l), the exercise price of each Share subject to an Option shall equal the exercise price designated by the Committee, but shall not be less than the Fair Market Value of the Share on the Option's Date of Grant.

   (d) Duration of Option. Except as provided in Section 6(l), each Option granted to an Employee shall expire on the tenth anniversary of its Date of Grant or, at such earlier date as is set by the Committee in establishing the terms of the Option at grant. If the Recipient's employment with the Company terminates before the expiration date of an Option, the Options owned by the Recipient shall expire on the earlier of the date stated in this subsection or the date stated in following subsections of this Section. Furthermore, expiration of an Option may be accelerated under subsection (j) below.

   (e) Vesting of Option. Each Agreement shall specify the vesting schedule applicable to the Option. The Committee, in its sole and absolute discretion, may accelerate the vesting of any option at any time.

   (f) Death. In the case of the death of a Recipient, the Option shall expire on the one-year anniversary of the Recipient's death, or if earlier, the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date on the Date of Grant, or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's death. During the period following the Recipient's death and prior to the expiration of the Option, the Option may be exercised to the extent it could have been exercised at the time the Recipient died, subject to any adjustment under Section 12 herein.

   (g) Disability. In the case of the total and permanent disability of a Recipient and a resulting termination of employment with the Company, the Option shall expire on the one-year anniversary date of the Recipient's last day of employment, or, if earlier, the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date on the Date of Grant or a later expiration date subsequent to the Date of Grant but prior to the one-year anniversary of the Recipient's last day of employment. During the period following the Recipient's termination of employment by reason of disability and prior to the expiration of the Option, the Option may be exercised as to the number of Shares for which it could have been exercised at the time the Recipient became disabled, subject to any adjustments under Section 12 herein.

   (h) Retirement. If the Recipient's employment terminates by reason of normal retirement under the Company's normal retirement policies, the Option shall expire on the date specified in subsection (d) above, unless the Committee sets an earlier expiration date on the Date of Grant. During the period following the Recipient's normal retirement and prior to the expiration of the Option, the Option may be exercised as to the number of Shares for which the Option could have been exercised on the retirement date, subject to any adjustment under Section 12 herein.

   (i) Termination of Service. If the Recipient ceases employment for any reason other than (i) death, (ii) disability, (iii) retirement (as described above), or (iv) termination by the Company for a reason other than Cause following a Change of Control, an Option granted to the Recipient will expire 90 days following the last day of the Recipient's employment with the Company, unless the Committee sets an earlier or later expiration date on the Date of Grant or a later expiration date subsequent to the Date of Grant but prior to the 90th day following the

      Recipient's last day of employment. During the period following the termination of the Recipient's employment and prior to the expiration of the Option, the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 12 herein. Notwithstanding any provisions set forth herein or in the Plan, if the Recipient shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any parent or Subsidiary, (ii) breach any covenant not to compete or employment agreement with the Company or any parent or Subsidiary, or (iii) engage in conduct that would warrant the Recipient's discharge for Cause, any unexercised part of the Option shall lapse immediately upon the earlier of the occurrence of such event or the last day the Recipient is employed by the Company.

   (j) Change of Control.

        (1) If a Change of Control occurs, the Board may vote to immediately terminate all Options outstanding under the Plan as of the date of the Change of Control or may vote to accelerate the expiration of the Options to the 10th day after the effective date of the Change of Control. If the Board votes to immediately terminate the Options, it shall make a cash payment to the Recipient equal to the difference between the Exercise Price and the Fair Market Value of the Shares that would have been subject to the terminated Option on the date of the Change of Control.

       (2) If at any time following a Change of Control the Recipient's employment is terminated by the Company for a reason other than Cause, all unexercised Options that (i) are held by the Recipient on the date of such termination, (ii) have neither terminated nor expired in accordance with subsection (j)(1) above, and (iii) are not vested as of the date of such termination shall become fully vested and immediately exercisable as of the date of such termination and shall expire 90 days after the last day of employment, or, if earlier, on the date specified in subsection (d) above, unless the Committee sets an earlier or later expiration date on the Date of Grant or a later expiration date subsequent to the Date of Grant but prior to the 90th day following the Recipient's last day of employment.

   (k) Conditions Required for Exercise. Options granted to Recipients under the Plan shall be exercisable only to the extent they are vested according to the terms of the Agreement. Furthermore, Options granted to Employees under the Plan shall be exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 10 of the Plan. Each Agreement shall specify any additional conditions required for the exercise of the Option.

   (l) Ten Percent Shareholders. An Incentive Stock Option granted to an individual who, on the Date of Grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of either the Company or any parent or Subsidiary, shall be granted at an exercise price of 110% of Fair Market Value on the Date of Grant and shall be exercisable only during the five-year period immediately following the Date of Grant. In calculating stock ownership of any person, the attribution rules of Code Section 424(d) will apply. Furthermore, in calculating stock ownership, any stock that the individual may purchase under outstanding options will not be considered.

   (m) Maximum Option Grants. The aggregate Fair Market Value determined on the Date of Grant, of stock in the Company with respect to which any Incentive Stock Options under the Plan and all other plans of the Company or its Subsidiaries (within the meaning of Section 422(b) of the Code) may become exercisable by any individual for the first time in any calendar year shall not exceed $100,000.

   7. Method of Exercise. An Option granted under this Plan shall be deemed exercised when the person entitled to exercise the Option (1) delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise, (2) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (3) complies with such other reasonable requirements as the Committee establishes pursuant to Section 10 of the Plan. Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified check or wholly or partially in the form of Common Stock having a Fair Market Value equal to the exercise price. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. An Option granted under this Plan may not be exercised in increments of less than 100 Shares, or, if less, 100% of the full number of Shares as to which it can be exercised. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

   8. Loan from Company to Exercise Option. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it lend the Recipient the funds needed by the Recipient to exercise an Incentive Stock Option. The Recipient shall make application to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a Promissory Note and any other documents deemed necessary by the Committee.

   9. Designation of Beneficiary. Each Recipient shall designate in the Agreement he executes, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Agreements.

   10. Taxes; Compliance with Law; Approval of Regulatory Bodies; Legends. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares pursuant to the Plan as a condition to the issuance of Shares upon Option exercise (whether to the Recipient or to his beneficiary).

   Options are exercisable, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. No Option may be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

   Each person who acquires the right to exercise an Option or to ownership of Shares by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

   With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

   11. Assignability. An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of a Recipient, all rights of the Options are exercisable only by the Recipient.

   12. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted to Employees under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

   13. Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by a Recipient or other person due to the exercise of an Option.

   14. Amendment and Termination of Plan. The Board may alter, amend, or terminate the Plan from time to time without approval of the shareholders of the Company The Board may, however, condition any amendment on the approval of the shareholders of the Company if such approval is necessary or advisable with respect to tax, securities or other laws applicable to the Company, the Plan, Recipients or Employees. Any amendment, whether with or without the approval of shareholders of the Company, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under the Plan) shall be effective only with the consent of the Recipient of the Option or the holder currently entitled to exercise the Option.

   15. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

   16. Duration of Plan. Options may be granted under this Plan only during the 10 years immediately following the effective date of this Plan.

   17. Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

   18. Effective Date. The effective date of this Plan shall be (i) January 1, 2002; or if later (ii) the earlier of the date on which the Board adopts the Plan or the date on which the Shareholders approve the Plan.

                                   APPENDIX C

                           REPTRON ELECTRONICS, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

   1. Purpose. The purpose of this Non-Employee Director Stock Option Plan (the "Plan") is to further the interest of the Company and its shareholders by providing incentives in the form of stock option grants to Non-Employee Directors who contribute materially to the success and profitability of the Company. The grants will recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in the Company, thus enhancing their personal interest in the Company's continued success and progress. This program will also assist the Company in attracting and retaining key directors. The options granted under this Plan will be nonstatutory stock options taxed under Section 83 of the Internal Revenue Code of 1986, as amended.

   2. Definitions. The following definitions shall apply to this Plan:

      (a) "Agreement" means a written agreement entered into between the Company and a Recipient which sets out the terms and restrictions of the Option granted to the Recipient.

      (b) "Board" means the board of directors of the Company.

      (c) "Change of Control" occurs when (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of forty percent or more of the total number of shares entitled to vote in the election of directors of the Board, (ii) the Company is merged into any other company or substantially all of its assets are acquired by any other company, or (iii) three or more directors nominated by the Board to serve as a director, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

      (d) "Code" means the Internal Revenue Code of 1986, as amended.

      (e) "Committee" means the Committee appointed by the Board in accordance with Section 3. If no Committee is appointed, the term "Committee" means the Board, except in those instances where the text clearly indicates otherwise.

      (f) "Common Stock" means the Common Stock, par value $.01 per share of the Company or such other class of shares or securities as to which the Plan may be applicable pursuant to Section 13 herein.

      (g) "Company" means Reptron Electronics, Inc.

      (h) "Date of Grant" means the date on which the Option was granted.

      (i) "Dispose Of" shall mean pledge, hypothecate, give, assign, encumber, sell, grant an option with respect to, or otherwise transfer, to any party whether or not such party is a shareholder of the Company.

      (j) "Fair Market Value" means the fair market value of the Common Stock on the Date of Grant. If the Common Stock is not publicly traded on the Date of Grant, the Board shall determine the fair market value of the Shares as of that date, using such factors as the Board considers relevant, such as the price at which recent sales have been made, the book value of the Common Stock, and the Company's current and projected earnings. If the Common Stock is publicly traded on the Date of Grant, the fair market value on that date is the average of the high and low sale prices of the Common Stock as reported by the National Association of Securities Dealer Automated Quotations ("NASDAQ") on that date or, if the Common Stock is listed on a stock exchange, the average of the high and low sale prices of the Common Stock on that date, as reported in The Wall Street Journal. If trading in the stock or a price quotation does not occur on the Date of Grant, the next preceding date on which the stock was traded or a price was quoted will determine the fair market value.

      (k) "Non-Employee Director" means a member of the Board who is not employed on an hourly or salaried basis by the Company or any parent or Subsidiary of the Company that now exists or hereafter is organized or acquired by or acquires the Company.

      (l) "Option" means a stock option granted pursuant to the Plan.

      (m) "Option Shareholder" means a Non-Employee Director who has exercised his or her Option.

      (n) "Option Shares" means Shares issued upon the exercise of an Option.

      (o) "Plan" means the Reptron Electronics, Inc. Non-Employee Director Stock Option Plan.

      (p) "Recipient" means a Non-Employee Director who receives an Option.

      (q) "Share" means the Common Stock, as adjusted in accordance with
  Section 13 of the Plan.

      (r) "Subsidiary" means any corporation 50% or more of the voting securities of which are owned directly or indirectly by the Company at any time during the existence of this Plan.

   3. Administration. This Plan will be administered by a Committee of two or more directors of the Company who are serving as members of the Board during their membership on the Committee. The Board is authorized to appoint a successor to any Committee member who ceases to serve. The Board shall not appoint to the Committee any person who, for at least one year prior to his appointment to the Committee, received any grant, award, allocation of stock, stock options, or stock appreciation rights of the Company or its affiliates, pursuant to a discretionary grant under either this Plan or any other plan of the Company or its affiliates; provided, however, that the Board may appoint to the Committee a person who has received such a grant during the one year period prior to his appointment to the Committee if the Board determines that his appointment would not jeopardize the Plan's qualification under Rule 16b-3, promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. A Committee member is ineligible to participate in this Plan during the time that he serves on the Committee. A majority of the full Committee constitutes a quorum for purposes of administering the Plan, and all determinations of the Committee shall be made by a majority of the members present at a meeting at which a quorum is present or by the unanimous, written consent of the Committee.

   The Committee has the exclusive power to select the participants in this Plan, to establish the terms of the Options granted to each participant, and to make all other determinations necessary or advisable under the Plan. The Committee has the sole and absolute discretion to determine whether the performance of an eligible participant warrants an award under this Plan, and to determine the amount of the award. The Committee has full and exclusive power to construe and interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration. The Committee, in the exercise of its powers, may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. In exercising this power, the Committee may retain counsel at the expense of the Company. The Committee shall also have the power to determine the duration and purposes of leaves of absence which may be granted to a Recipient without constituting a termination of the Recipient's status as a director for purposes of the Plan. Any determinations made by the Committee will be final and binding on all persons. A member of the Committee will not be liable for performing any act or making any determination in good faith.

   4. Shares Subject to Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Options under the Plan shall be 450,000. Shares subject to this Plan may be authorized, but unissued, or may be treasury shares. If an Option should expire or become unexercisable for any reason without having been exercised, the unpurchased Shares that were subject to the Option shall, unless the Plan has then terminated, be available for other Options under the Plan.

   5. Participants. Each Non-Employee Director, as the Committee in its sole discretion designates, is eligible to participate in this Plan. The Committee's award of an Option to a participant in any year does not require the Committee to award an Option to that participant in any other year. Furthermore, the Committee may award different Options to different participants and has full discretion to choose whether to grant Options to any eligible participant. The Committee may consider such factors as it deems pertinent in selecting participants and in determining the amount of their Options, including, without limitation, (i) the financial condition of the Company or its Subsidiaries;
(ii) expected profits for the current or future years; (iii) the contributions of a prospective participant to the profitability and success of the Company or its Subsidiaries; and (iv) the adequacy of the prospective participant's other compensation. Participants may include persons to whom stock, stock options, stock appreciation rights, or other benefits previously were granted under this or another plan of the Company or any Subsidiary, whether or not the previously granted benefits have been fully exercised or vested.

   6. Option Requirements. Each Option granted to a Non-Employee Director under the Plan shall contain such provisions as the Committee at the Date of Grant shall deem appropriate. Each Option granted to a Non-Employee Director will satisfy the following requirements:

      (a) Written Agreement. Each Option granted to a Non-Employee Director will be evidenced by a written Agreement and the terms of the Agreement need not be identical for different participants. The written Agreement shall include a description of the substance of each of the requirements in this Section with respect to that particular Option and shall state that the Option is a nonstatutory option.

      (b) Number of Shares. Each Agreement shall specify the number of Shares that may be purchased by exercise of the Option.

      (c) Exercise Price. The exercise price of each Share subject to an Option shall equal the exercise price designated by the Committee on the Option's Date of Grant.

      (d) Duration of Option. Each Option granted to an Non-Employee Director shall expire on the tenth anniversary of its Date of Grant or, at such earlier date as is set by the Committee in establishing the terms of the Option at grant. If the Recipient's services as a director of the Company terminate before the expiration date of an Option, the Options owned by the Recipient shall expire on the earlier of the date stated in this subsection or the date stated in following subsections of this Section.

      (e) Vesting of Option and Exercisability. Each Option granted to a Non-Employee Director shall be exercisable in such installments (which need not be equal) and at such times as designated by the Committee. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming vested and exercisable, but not later than the date the Option expires. If the

  Committee does not otherwise provide, the Option shall be one hundred percent (100%) vested one year from the Date of Grant. Notwithstanding any other vesting schedule designated by the Committee, all Options granted under the Plan shall be one hundred percent (100%) vested on the participant's death (as described in subsection (f) below). Furthermore, the Committee may accelerate the vesting of any Option at any time.

      (f) Death. In the case of the death of a Recipient, the Option shall expire on the one year anniversary of the Recipient's death, or if earlier, the date specified in subsection (d) above. During the one year period following the Recipient's death, the Option may be exercised for one hundred percent (100%) of the Shares subject to the Option notwithstanding the vesting requirements of subsection (e) above.

      (g) Termination of Service as a Director. If the Non-Employee Director's services as a director of the Company are terminated for any reason other than death, all Options held by the Non-Employee Director shall expire ninety (90) days after termination of the Non-Employee Director's services as a director of the Company. During such ninety (90) day period, the Option may be exercised only for the number of Shares for which it could have been exercised on the termination date, subject to any adjustment under Section 13 herein.

      (h) Change of Control. If a Change of Control occurs, the Board may vote to "cash out" and immediately terminate all Options outstanding under the Plan as of the date of the Change of Control or may vote to accelerate the expiration of the Options to the 10th day after the effective date of the Change of Control. If the Board votes to cash out or accelerate Options, then all Options outstanding on the date of Change of Control shall be immediately one hundred percent (100%) vested as of such date. If the Board votes to cash out and immediately terminate the Options, it shall extend a cash payment to the Recipient equal to the difference between the Exercise Price and the Fair Market Value of the Shares that would have been subject to the terminated Option on the date of the Change of Control.

      (i) Conditions Required for Exercise. Options granted to Non-Employee Directors under the Plan shall be exercisable only to the extent they are vested as described in subsection (e) above. In addition, each Option issued under the Plan is exercisable only if the issuance of Shares pursuant to the exercise would be in compliance with applicable securities laws, as contemplated by Section 11 of the Plan.

      (j) Method of Exercise. An Option granted under this Plan shall be deemed exercised when the Non-Employee Director entitled to exercise the Option (1) delivers written notice to the President of the Company (or his delegate, in his absence) of the decision to exercise, (2) concurrently tenders to the Company full payment for the Shares to be purchased pursuant to the exercise, and (3) complies with such other reasonable requirements as the Committee establishes pursuant to Section 11 of the

  Plan. Payment for Shares with respect to which an Option is exercised may be made in cash, or by certified check or wholly or partially in the form of Common Stock having a Fair Market Value equal to the exercise price. No person will have the rights of a shareholder with respect to Shares subject to an Option granted under this Plan until a certificate or certificates for the Shares have been delivered to him. An Option granted under this Plan may not be exercised in increments of less than one hundred (100) Shares, or, if less, one hundred percent (100%) of the full number of Shares as to which it can be exercised. A partial exercise of an Option will not affect the holder's right to exercise the Option from time to time in accordance with this Plan as to the remaining Shares subject to the Option.

   7. Company's Right of First Refusal. An Option Shareholder who desires to Dispose Of any Option Shares shall first offer the Option Shares to the Company. The Option Shareholder shall provide notice signed by the Option Shareholder to the Company indicating the Option Shareholder's desire to Dispose Of Option Shares. The notice shall also specify the number of Option Shares. The Company shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or a portion of the Option Shares, provided the Company provides notice of its election to purchase the Option Shares within thirty (30) days after the Company receives the Option Shareholder's notice. The purchase price to be paid by the Company for the Option Shares being offered by the Option Shareholder shall be the Fair Market Value on the date of the Option Shareholder's notice, and payment shall be made in full in cash at closing.

   8. Company Right to Repurchase Option Shares. The Company shall have the right to repurchase any Option Shares purchased by a Non-Employee Director within the six month period preceding such Non-Employee Director's termination of service to the Company for any reason. The price for repurchasing the Option Shares shall be that price specified in the Option exercised by the Employee with respect to such Option Shares. Should the Company fail to exercise such repurchase right within sixty (60) days following the date of such Non-Employee Director's termination of service, the Company shall be deemed to have waived such right.

   9. Loan from Company to Exercise Option. The Committee may, in its discretion and subject to the requirements of applicable law, recommend to the Company that it loan the Recipient the funds needed by the Recipient to exercise the Option. The Recipient shall make application to the Company for the loan, completing the forms and providing the information required by the Company. The loan shall be secured by such collateral as the Company may require, subject to its underwriting requirements and the requirements of applicable law. The Recipient shall execute a Promissory Note and any other documents deemed necessary by the Committee.

   10. Designation of Beneficiary. Each Recipient shall designate in the Agreement he executes, a beneficiary to receive Options awarded hereunder in the event of his death prior to full exercise of such Options; provided, that if no such beneficiary is designated or if the beneficiary so designated does not survive the Recipient, the estate of such Recipient shall be deemed to be his beneficiary. Recipients may, by written notice to the Committee, change the beneficiary designated in any outstanding Agreements.

   11. Taxes; Compliance with Law; Approval of Regulatory Bodies. The Company shall have the right to withhold from payments otherwise due and owing to the Recipient (or his beneficiary) and/or to require the Recipient (or his beneficiary) to remit to the Company in cash upon demand an amount sufficient to satisfy any federal (including FICA and FUTA amounts), state, and/or local withholding tax requirements at the time the Recipient (or his beneficiary) recognizes income for federal, state, and/or local tax purposes as the result of the receipt of Shares pursuant to the Plan as a condition to the issuance of Shares upon Option exercise (whether to the Recipient or to his beneficiary).

   Options are exercisable, and Shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Company's stock is listed at any time. An Option is exercisable only if either (a) a registration statement pertaining to the Shares to be issued upon exercise of the Option has been filed with and declared effective by the Securities and Exchange Commission and remains effective on the date of exercise, or (b) an exemption from the registration requirements of applicable securities laws is available. This Plan does not require the Company, however, to file such a registration statement or to assure the availability of such exemptions. Any certificate issued to evidence Shares issued under the Plan may bear such legends and statements, and shall be subject to such transfer restrictions, as the Committee deems advisable to assure compliance with federal and state laws and regulations and with the requirements of this Section. Each Option may not be exercised, and Shares may not be issued under this Plan, until the Company has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Committee deems advisable.

   Each person who acquires the right to exercise an Option by bequest or inheritance may be required by the Committee to furnish reasonable evidence of ownership of the Option as a condition to his exercise of the Option. In addition, the Committee may require such consents and releases of taxing authorities as the Committee deems advisable.

   With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 ("1934 Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the 1934 Act or its successor under the 1934 Act. To the extent any provision of the Plan, or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Plan administrators.

   12. Assignability. An Option granted under this Plan is not transferable except by will or the laws of descent and distribution. During the lifetime of a Recipient, all rights of the Options are exercisable only by the Recipient.

   13. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other expansion or contraction of the Common Stock of the Company occurs, the number and class of Shares for which Options are authorized to be granted under this Plan, the number and class of Shares then subject to Options previously granted to Non-Employee Directors under this Plan, and the price per Share payable upon exercise of each Option outstanding under this Plan shall be equitably adjusted by the Committee to reflect such changes. To the extent deemed equitable and appropriate by the Board, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation or dissolution, any Option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Shares of stock covered by the Option would have been entitled to receive in connection with such event.

   14. Liability of the Company. The Company, its parent and any Subsidiary that is in existence or hereafter comes into existence shall not be liable to any person for any tax consequences expected but not realized by a Recipient or other person due to the exercise of an Option.

   15. Amendment and Termination of Plan. The Board may alter, amend, or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

     (a) materially increases the benefits accruing to participants under the Plan;

     (b) increases the aggregate number of Shares that may be delivered upon the exercise of Options granted under the Plan;

     (c) materially modifies the eligibility requirements for participation in the Plan; or

     (d) amends the requirements of subparagraphs (a)-(c) of this paragraph.

   Any amendment, whether with or without the approval of shareholders, that alters the terms or provisions of an Option granted before the amendment (unless the alteration is expressly permitted under this Plan) will be effective only with the consent of the Recipient to whom the Option was granted or the holder currently entitled to exercise it.

   16. Expenses of Plan. The Company shall bear the expenses of administering the Plan.

   17. Duration of Plan. Options may be granted under this Plan until December 31, 2011.

   18. Applicable Law. The validity, interpretation, and enforcement of this Plan are governed in all respects by the laws of Florida and the United States of America.

   19. Effective Date. The effective date of this Plan, as amended, shall be the earlier of (i) the date on which the Board adopts the amended Plan or (ii) the date on which the Shareholders approve the amended Plan.

                                  DETACH HERE
-------------------------------------------------------------------------------
                           REPTRON ELECTRONICS, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                        ANNUAL MEETING OF SHAREHOLDERS

   The undersigned hereby appoints MICHAEL BRANCA and MICHAEL L. MUSTO, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the Common Stock of Reptron Electronics, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Reptron Electronics, Inc., to be held at Reptron's headquarters located at 14401 McCormick Drive, Tampa, Florida 33626, on May 15, 2001, at 9:00 a.m., and at any adjournments thereof, upon the matters set forth on the reverse side and more fully described in the Notice and Proxy Statement for said Meeting and in their discretion upon all other matters that may properly come before said Meeting.

   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

   THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR, FOR PROPOSALS 2 AND 3 AND AS THE
   PROXYHOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

   1. Election of Directors, Nominees:
  [_] FOR ALL NOMINEES LISTED BELOW     [_] WITHHOLD AUTHORITY (to vote
   (except as marked to the contrary     for all nominees listed below)
   below)

  INSTRUCTION: To withhold authority to vote for one or more of the nominees listed below, strike a line through the name(s) of the nominee(s) in the list below. Your share will be voted for the remaining nominee(s).

            Class II                               Class I
          William Elson                        John J. Mitcham
          Paul J. Plante

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE
--------------------------------------------------------------------------------

2. To adopt a 2002 Incentive Stock Option Plan with 1,000,000 shares available for issuance pursuant to the Plan.
  [_] FOR[_] AGAINST[_] ABSTAIN
3. To approve an amendment to Reptron's Non-Employee Director Stock Option Plan to increase the number of shares available for issuance pursuant to the plan from 350,000 shares to 450,000 shares, and to extend the duration of the plan to December 31, 2011.
  [_] FOR[_] AGAINST[_] ABSTAIN
MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING [_]MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]
                                                The Annual Meeting may be held
                                                as scheduled only if a
                                                majority of the shares
                                                outstanding are represented at
                                                the Annual Meeting by
                                                attendance or proxy.
                                                Accordingly, please complete
                                                this proxy and return it
                                                promptly in the enclosed
                                                envelope.
                                                Please date and sign exactly
                                                as your name(s) appear on your
                                                shares. If signing for
                                                estates, trusts, partnerships,
                                                corporations or other
                                                entities, your title or
                                                capacity should be stated. If
                                                shares are held jointly, each
                                                holder should sign.

                                                DATED:  __________________ 2001

                                                PLEASE MARK, SIGN, DATE AND
                                                RETURN THE PROXY CARD PROMPTLY
                                                USING THE ENCLOSED ENVELOPE

                                                Signature______________________

                                                Signature if held jointly______